       As filed with the Securities and Exchange Commission on January 20, 1997
                                                      Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                     _____________________________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                     _____________________________________


                                CYBERMEDIA, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                95-4347239
     (State of incorporation)          (I.R.S. Employer Identification No.)

                     3000 Ocean Park Boulevard, Suite 2001
                             Santa Monica, CA 90405
         (Address, including zip code, of principal executive offices)
                    ________________________________________

                            AMENDED 1993 STOCK PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           1996 DIRECTOR OPTION PLAN
                           (Full Titles of the Plans)
                     _____________________________________

                                Unni S. Warrier
                      President, Chief Executive Officer,
                           and Chairman of the Board
                                CYBERMEDIA, INC.
                     3000 Ocean Park Boulevard, Suite 2001
                             Santa Monica, CA 90405
                    (Name and address of agent for service)

                                 (310) 581-4700
         (Telephone number, including area code, of agent for service)

                     _____________________________________

                                    Copy to:
                          ARTHUR F. SCHNEIDERMAN, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304

================================================================================

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
   Title of                     Amount                Proposed                        Proposed               Amount of
Securities to                    to be            Maximum Offering               Maximum Aggregate          Registration
be Registered                Registered(1)      Price Per Share(2)               Offering Price(2)              Fee

---------------------------------------------------------------------------------------------------------------------------
Common Stock,                     3,902,000            $ 4.70(1)                   $18,339,400.00             $5,557.39
$0.01 par value, to be
issued upon exercise of
options granted under the
Amended 1993 Stock Plan

Common Stock,                       100,000            $13.81(2)                   $ 1,381,000.00             $  418.48
$0.01 par value, to be
issued upon exercise of
options granted under
1996 Employee Stock
Purchase Plan

Common Stock,                        50,000            $16.25(3)                   $   812,500.00             $  246.21
$0.01 par value, to be
issued upon exercise of
options granted under the
1996 Director Option Plan

     Total                        4,052,000                --                      $20,532,900.00             $6,222.08

===========================================================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 3,095,847 shares which are subject to outstanding options to purchase Common Stock under the Amended 1993 Stock Plan (the "Option Plan"), the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 3,095,847 shares subject to outstanding options under the Option Plans is $1.69. With respect to 806,153 shares of Common Stock available for future grant under the Option Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price of the Registrant's stock as reported in the Nasdaq National Market on January 17, 1997, which average was $16.25. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

(2) The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on 85% of the average between the high and low price of the Registrant's stock as reported in the Nasdaq National Market on January 17, 1997.

(3) The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average between the high and low price of the Registrant's stock as reported in the Nasdaq National Market on January 17, 1997, which average was $16.25.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Registrant's Registration Statement on Form S-1 (File No. 333-11063), as amended, filed with the Securities and Exchange Commission on October 22, 1996 pursuant to the Securities Act relating to the Registrant's initial public offering.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996 filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 2, 1996 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, P.C. ("WSGR"), Palo Alto, California. Arthur F. Schneiderman, a member of WSGR, is Assistant Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers, and the Registrant has obtained directors' and officers' insurance.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonable incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit Number

                     5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered
                    10.2 Amended 1993 Stock Plan and Forms of Agreements thereunder
                    10.3 1996 Employee Stock Purchase Plan and Form of Subscription Agreement
                    10.4 1996 Director Option Plan and Form of Agreements thereunder
                    23.1        Consent of Independent Auditors
                    23.2        Consent of Counsel (contained in Exhibit 5.1)
                    24.1        Power of Attorney (see Page II-5)

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on January 20, 1997.


                          CYBERMEDIA, INC.


                          By:     /s/Unni S. Warrier
                              -------------------------------------
                                  Unni S. Warrier, President

                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Unni S. Warrier and Jeffrey W. Beaumont, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to
be done by virtue hereof.      Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                            Title                   Date
             ---------                            -----                   ----
         /s/Unni S. Warrier            President, Chief Executive        January 20, 1997
-----------------------------------       Officer and Director
          Unni S. Warrier             (Principal Executive Officer)



       /s/Jeffrey W. Beaumont            Chief Financial Officer         January 20, 1997
-----------------------------------     (Principal Financial and
        Jeffrey W. Beaumont                Accounting Officer)


            /s/Paul Dali                        Director                 January 20, 1997
-----------------------------------
             Paul Dali

           /s/Suhas Patil                       Director                 January 20, 1997
-----------------------------------
            Suhas Patil

        /s/Ronald S. Posner                     Director                 January 20, 1997
-----------------------------------
          Ronald S. Posner

          /s/Kanwal Rekhi                       Director                 January 20, 1997
-----------------------------------
            Kanwal Rekhi

          /s/Peter Morris                       Director                 January 20, 1997
-----------------------------------
            Peter Morris

        /s/James R. Tolonen                     Director                 January 20, 1997
-----------------------------------
          James R. Tolonen

                                CYBERMEDIA, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


Exhibit
Number                               Description
-------          -----------------------------------------------------
    5.1        Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to
               legality of securities being registered

   10.2        Amended 1993 Stock Plan and Forms of Agreements thereunder

   10.3        1996 Employee Stock Purchase Plan and Form of Subscription
               Agreement

   10.4        1996 Director Option Plan and Form of Agreements thereunder

   23.1        Consent of Independent Auditors

   23.2        Consent of Counsel (contained in Exhibit 5.1)

   24.1        Power of Attorney (see Page II-5)